Exhibit 23.3

                             Marcum & Kliegman LLP
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                   Certified Public Accountants & Consultants
    A Limited Liability Partnership Consisting of Professional Corporations



            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
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We consent to the inclusion in this Registration Statement of Startech
Environmental Corporation on Form S-1 Amendment No. 1 (File No. 333-129237) of our report dated January 13, 2006, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, with respect to our audit of the consolidated financial statements of Startech Environmental Corporation as of October 31, 2005 and for the year then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.




/s/ Marcum & Kliegman LLP


Marcum & Kliegman LLP
New York, New York
February 24, 2006